Exhibit 99.1

Supernus to Present at Three November Healthcare Conferences

ROCKVILLE, Md., November 7, 2016 — Supernus Pharmaceuticals, Inc. (NASDAQ: SUPN), a specialty pharmaceutical company focused on developing and commercializing products for the treatment of central nervous system diseases, today announced that the Company’s management will present an overview and update of the Company and host investor meetings at the following three conferences:

Stifel 2016 Healthcare Conference

Date: Tuesday, November 15, 2016

Time: 10:15 a.m. EST
Place: Lotte New York Palace Hotel, New York

Jefferies London Healthcare Conference

Date: Thursday, November 17, 2016

Time: 3:20 p.m. GMT (10:20 p.m. EST)
Place: Waldorf Hilton, London, U.K.

Piper Jaffray 28th Annual Healthcare Conference

Date: Tuesday, November 29, 2016

Time: 9:00 p.m. EST
Place: Lotte New York Palace Hotel, New York

Investors interested in arranging a meeting with the Company’s management during these conferences should contact the conference coordinator.

A live webcast of the presentations can be accessed by visiting ‘Events & Presentations’ in the Investors Section on the Company’s website at www.supernus.com. An archived replay of these webcasts will be available for 60 days on the Company’s website after each conference.

About Supernus Pharmaceuticals, Inc.

Supernus Pharmaceuticals, Inc. is a specialty pharmaceutical company focused on developing and commercializing products for the treatment of central nervous system diseases. The Company has two marketed products for epilepsy, Oxtellar XR® (extended-release oxcarbazepine) and Trokendi XR® (extended-release topiramate). The Company is also developing several product candidates to address large market opportunities in psychiatry, including SPN-810 for the treatment of Impulsive Aggression in patients with ADHD and SPN-812 for the treatment of ADHD.

CONTACT:

Jack A. Khattar, President and CEO

Gregory S. Patrick, Vice President and CFO

Supernus Pharmaceuticals, Inc.

Tel: (301) 838-2591

Or

Investor Contact:

Peter Vozzo

Westwicke Partners

Office: (443) 213-0505

Mobile: (443) 377-4767

Email: peter.vozzo@westwicke.com